     As filed with the Securities and Exchange Commission on July 19, 1996
                                                    Registration No. 333-_______
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                        _______________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                        Containing a Reoffer Prospectus
                                  on Form S-3
                        _______________________________

                             HARMONY HOLDINGS, INC.
             (Exact Name of Registrant as Specified in its Charter)

            DELAWARE                                            95-4333330
     (State or Other Jurisdiction                            (I.R.S. Employer
    of Incorporation or Organization)                     Identification Number)

                      1990 WESTWOOD BOULEVARD, SUITE 310
                      LOS ANGELES, CALIFORNIA  90025-4676
                    (Address of Principal Executive Offices)
                                   (Zip Code)

                               STOCK OPTION PLAN
                           (Full Title of the Plans)

                                HARVEY BIBICOFF
                       CHAIRMAN OF THE BOARD OF DIRECTORS
                       1990 WESTWOOD BOULEVARD, SUITE 310
                      LOS ANGELES, CALIFORNIA  90025-4676
                    (Name and Address of Agent for Service)
                                 (310) 446-7700
         (Telephone Number, including Area Code, of Agent for Service)

      The Commission is requested to send copies of all notices and other communications to:

                              MARK E. EZELL, ESQ.
                       HASKELL SLAUGHTER & YOUNG, L.L.C.
                           1200 AMSOUTH/HARBERT PLAZA
                            1901 SIXTH AVENUE NORTH
                           BIRMINGHAM, ALABAMA  35203
                              TEL: (205) 251-1000
                              FAX: (205) 324-1133

                           _________________________

           THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION, AND SALES OF THE REGISTERED SECURITIES WILL THEREAFTER BE EFFECTED UPON OPTION EXERCISES UNDER THE STOCK OPTION PLAN (THE "PLAN"), OF WHICH 863,200 SHARES OF COMMON STOCK ARE AVAILABLE FOR FUTURE GRANT UNDER THE PLAN.


                        CALCULATION OF REGISTRATION FEE

==============================================================================================================
                                                     Proposed Maximum      Proposed Maximum
Title of Securities                Amount to be       Offering Price      Aggregate Offering      Amount of
to be Registered                   Registered(1)       Per Share(1)             Price          Registration Fee
- ---------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01           150,800            $  1.50 (3)             $  226,200          $   78.00
 per share                            shares (2)

- ---------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01           863,200
 per share                            shares (4)          $1.9375 (5)             $1,672,450          $  568.63

- ---------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01           650,000
 per share                            shares (6)          $ 2.357 (7)             $1,532,050          $  528.29

- ---------------------------------------------------------------------------------------------------------------
Total                                1,664,000
                                      shares                 --                   $3,430,700          $1,174.92
- ---------------------------------------------------------------------------------------------------------------

(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been divided into three subtotals.
(2) Shares issuable upon the exercise of options heretofore granted under the Plan.
(3)   Exercise price for options heretofore granted under the Plan.
(4) Shares issuable upon exercise of options not yet granted under the Plan.
(5) Computed in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. The computation is based upon the last sale price of the Common Stock on the Nasdaq SmallCap Market on July 12, 1996, given that the price at which options to be granted in the future may be exercised is not currently determinable.
(6) Shares underlying outstanding options under the Plan granted to affiliates of the Company.
(7) Computed in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. The computation is based on the weighted average exercise price at which the options whose exercise will result in the issuance of the shares being registered may be exercised and the actual exercise price of such shares previously issued under the Plan.

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

                                                                      PROSPECTUS
                            HARMONY HOLDINGS, INC.

           650,000 SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE

     This Prospectus relates to the resale of up to 650,000 shares (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock"), of Harmony Holdings, Inc., a Delaware corporation (the "Company"), which may be offered hereby from time to time by any or all of the selling stockholders named herein (the "Selling Stockholders") for their own benefit. The Common Stock of the Company is quoted on the National Association of Dealers Automatic Quotation System ("Nasdaq") SmallCap Market. None of the Shares offered pursuant to this Prospectus have been registered under the Securities Act of 1933, as amended (the "Act"), prior to the filing of the Registration Statement of which this Prospectus is a part.

                           _________________________

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
              NOR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                 ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                        REPRESENTATION TO THE CONTRARY
                            IS A CRIMINAL OFFENSE.
                           _________________________

     The Shares may be offered and sold by the Selling Stockholders directly or through broker-dealers designated from time to time. The Shares may be sold from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices determined on a negotiated or competitive bid basis. Shares may be sold through a broker-dealer acting as agent or broker for a Selling Stockholder, or to a broker-dealer acting as principal. In addition to sales under this Prospectus, the Selling Stockholders may also effect sales of the Shares covered by this Prospectus pursuant to Rule 144, promulgated under the Act. These securities will be sold at market prices prevailing at the time of sale or at negotiated prices. All of the foregoing transactions will be made without payment of any underwriting commissions or discounts, other than the customary brokers' fees normally paid in connection with such transactions. With respect to expenses of issuance and distribution, the Company will pay the costs of preparation, reproduction and distribution of this Prospectus and any Registration Statement containing this Prospectus, any filing fee set forth in such Registration Statement and any related accountants' fees and expenses (all of which individually and in total are expected to be minimal) and the Selling Stockholders will bear other such expenses, if any, none of which are presently susceptible of reasonable estimation. The Company will receive no proceeds from the sale of these securities pursuant to this Prospectus.

     This Prospectus also relates to such additional shares as may be issued to the Selling Stockholders because of future stock dividends, stock distributions, stock splits or similar capital readjustments.

     The Shares have not been registered for sale under the securities law of any state or jurisdiction as of the date of this Prospectus. Brokers or dealers effecting transactions in the Shares should confirm the existence of any exemption from registration or the registration thereof under the securities laws of the states in which such transactions occur.

      THIS OFFERING INVOLVES A HIGH DEGREE OF RISK.  SEE "RISK FACTORS".
                           _________________________

                 The date of this Prospectus is July 18, 1996.

                             AVAILABLE INFORMATION


     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports, proxy statements and other information (including the Registration Statement containing this Prospectus) with the Securities and Exchange Commission (the "Commission"), all of which may be inspected and copied at the public reference facilities maintained by the Commission, Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048 and Chicago Regional Office, Suite 1400, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60601. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The Company's Common Stock is listed on the Nasdaq SmallCap Market, and the reports, proxy statements and certain other information filed by the Company may be obtained by calling the Nasdaq Public Reference Room Disclosure Group at (800) 638-8241 or (202) 728
- -8298.

     The Prospectus does not contain all of the information set forth in the Registration Statement, of which this Prospectus is a part, which the Company has filed with the Commission pursuant to the Act. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, including the exhibits filed as part thereof, copies of which can be inspected at, or obtained at prescribed rates from, the Public Reference Section of the Commission at the address above set forth. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance, reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference. Additional updating information with respect to the Company may be provided in the future by means of appendices, or supplements, to this Prospectus.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of such persons, a copy of any and all of the information that has been incorporated by reference in this Prospectus and any Registration Statement containing this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference in the information that this Prospectus and any Registration Statement containing this Prospectus incorporates). Such requests should be made to Terri MacInnis, 1990 Westwood Boulevard, Suite 310, Los Angeles, California 90025-4676 (telephone
(310) 446-7707), which address and telephone number are those of the Company's principal executive offices.

                                  RISK FACTORS


     THE SECURITIES OFFERED HEREBY ARE SPECULATIVE IN NATURE AND INVOLVE A HIGH DEGREE OF RISK. PRIOR TO MAKING AN INVESTMENT DECISION WITH RESPECT TO SUCH SECURITIES, PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER, ALONG WITH THE OTHER MATTERS DISCUSSED IN THIS PROSPECTUS, THE FOLLOWING RISK FACTORS:

     Operating Losses; Accumulated Deficit; Uncertainty of Future Results. The Company has reported losses for four of the last five fiscal years. These losses have ranged from a net loss of $3,206,097 for the fiscal year ended June 30, 1993, to a net loss of $685,898 for the fiscal year ended June 30, 1995. The Company incurred a net loss of $1,588,702 for the nine months ended March 31, 1996. These losses, incurred over a number of years, have resulted in an accumulated deficit of $7,945,162 at March 31, 1996. Management realizes that it has been too slow to react meaningfully to competition and negative industry trends. See "Risk Factors--Competition and Negative Industry Trends". While the Company can make no assurances that its future operations will result in consolidated profitable operations, management is actively pursuing ways to reduce both selling and production costs so as to realize the financial benefits to be gained from the Company's demonstrated revenue growth.

     Lack of Liquidity; Need for Additional Financing. Because of the extended period during which the Company has experienced operating losses, the Company has lacked liquidity for an extended period of time. As a result, the Company may need additional financing to continue its operations at their present levels. Such additional financing may be accomplished through one or more offerings of equity securities or debt instruments, or a combination thereof. There can be no guarantee that such additional financing (if needed) will be available to the Company at the times, in the amounts or on acceptable terms, when needed.

     Revenues Dependent on Commercial Directors. In the television commercial production industry, commercial production contracts are awarded based on many factors, including the expertise, reputation and creative vision of the directors associated with the television commercial production company. As a result, the Company's revenues are dependent upon its ability to attract and retain established directors of commercials. Most of the directors who are associated with the Company receive monthly draws against the directors' compensation for shooting commercials. The monthly draws equal the minimum guaranteed compensation payable to such directors. Although the draws are recoverable by the Company out of compensation otherwise payable to such directors, such directors are not obligated to repay such draws, if their fees for commercials produced do not exceed the monthly draws that have been paid. Consequently, the Company is obligated to provide a reduced level of compensation to these directors whether or not they are directing commercials. During the fiscal year ended June 30, 1995, the Company paid $1,192,804 in such draws to these directors, which sum exceeded the directors' fees earned by such directors by $65,039. The payment of these draws in excess of fees earned has increased the Company's losses. In addition, all of the Company's directors are free to provide services to third parties outside the area of television commercials. As a result, the Company's revenues could also be adversely affected by the unavailability of its directors due to their outside commitments. However, the Company's agreements with its directors prohibit the director from performing any service for television commercial production for any outside company or from performing services in connection with theatrical films or television episodes, if such services interfere with the director's services to the Company. The impact of such potential unavailability is difficult to quantify.

     Competition and Negative Industry Trends. The Company operates in a highly competitive environment. In recent years the "mark-up" charged by the Company and other television production companies has been reduced due to increased competition in the industry and tighter advertising budgets. As a result, profit margins have declined and competition has increased. There can be no assurance that these trends will be reversed or that the Company will successfully adapt to the changes in the industry.

     Revenues Affected by Economy and Other Factors. The Company's business is adversely affected by economic uncertainty and to a lesser extent recessionary times as advertisers tend to reduce their advertising budgets during such periods. In addition, the Company's business can be adversely affected by strikes or threatened strikes by labor unions in the entertainment industry.

     Effect of Outstanding Options and Warrants. The Class C Warrants and outstanding options granted to the Company's employees and others and the warrants issued in connection with certain private placements provides the holders thereof with an opportunity to profit from a rise in the market price of the Company's Common Stock, with a resulting dilution in the interests of the other stockholders. As of February 22, 1996, 2,998,223 shares of Common Stock (or an additional 52.6% of the outstanding Common Stock) are issuable upon the exercise of such securities. Further, the terms on which the Company may obtain additional financing during the respective terms of these securities may be adversely affected by the existence of the Class C Warrants and such stock options and warrants. The holders of the Class C Warrants, and such stock options and warrants, may exercise them at a time when the Company might be able to obtain additional capital through a new offering of securities or other forms of financing on terms more favorable than those provided by the Class C Warrants and such stock options and warrants.

     No Dividends. The Company has never paid cash dividends on its Common Stock and anticipates that for the foreseeable future all earnings, if any, will be retained for the operation and expansion of the Company's business.

     Revolving Line of Credit. On May 10, 1995, the Company entered into a $3,000,000 revolving line of credit agreement with a bank. As of April 30, 1996, the Company had $1,000,000 outstanding under the line. In certain instances, the Company has not been in compliance with certain financial covenants contained in the line of credit agreement, which instances of noncompliance have been waived by the bank. There can be no assurance that future failures to comply with the requirements of such line of credit agreement (if any) will be waived by the bank. In the event of a default under the line of credit agreement, the bank has the contractual right to accelerate the repayment of all amounts then owed by the Company.

                             SELLING STOCKHOLDERS


     This Prospectus relates to the possible sale of Shares received in connection with the exercise of options granted under the Company's Stock Option Plan by the Selling Stockholders (some of whom are affiliates of the Company) as well as shares received in connection with the exercise of options granted under various other "Employee Benefit Plans" as defined by Rule 405 promulgated under the Act.

     The following table shows the names of the Selling Stockholders who are affiliates of the Company, the number of Shares and percentage of outstanding shares of Common Stock of the Company beneficially owned by each of them as of May 1, 1996, and the number of Shares available for resale hereunder. The address for each of the Selling Stockholders in the table below is: 1990 Westwood Boulevard, Suite 310, Los Angeles, California 90025-4676.

                                                   NUMBER OF          NUMBER OF                           PERCENTAGE OF
                                                     SHARES         SHARES COVERED    NUMBER OF SHARES     OUTSTANDING
                             POSITION WITH        BENEFICIALLY         BY THIS        TO BE HELD AFTER     SHARES AFTER
        NAME                    COMPANY              OWNED            PROSPECTUS          OFFERING           OFFERING
=======================================================================================================================
Bibicoff, Harvey             Chairman of the       1225000          275000             950000             21.5%
                             Board and Chief
                                Executive
                                 Officer

Rackohn, Brian                Secretary and          50000           50000                  0              **
                             Chief Financial
                                 Officer

DeLeon, Larry                  President             50000           50000                  0              **
                             Harmony Media,
                                  Inc.

Oakes, Stephen                 President             50000           50000                  0              **
                                Curious
                             Pictures, Inc.

Silver, Elizabeth            President The           75000           75000                  0              **
                               End, Inc.

Miller, Jonathan             Director and           100000          100000                  0              **
                              President
                               Harmony
                             Pictures, Inc.

Shuster, Harry               Director                25000           25000                  0              **

Berkowitz, Ivan              Director                25000           25000                  0
=======================================================================================================================
TOTAL                           --                 1600000          650000             950000            21.5%
=======================================================================================================================

** Denotes less than one percent.

                                USE OF PROCEEDS


     The Company will receive no proceeds from the sale of the Shares sold by the Selling Stockholders pursuant to this Prospectus.


                             PLAN OF DISTRIBUTION


     The Company has been advised by the Selling Stockholders that they intend to sell all or a portion of the Shares offered hereby from time to time in the over-the-counter market and that sales will be made at prices prevailing at the time of such sales. The Selling Stockholders may also make private sales directly or through a broker or brokers, who may act as agent or as principal. In connection with any sales, the Selling Stockholders and any brokers participating in such sales may be deemed to be underwriters within the meaning of the Act.

     Any broker-dealer participating in such transactions as an agent may receive commissions from the Selling Stockholders (and, if such broker acts as agent for the purchaser of such shares, from such purchaser). Usual and customary brokerage fees will be paid by the Selling Stockholders. Any broker-dealer may agree with the Selling Stockholders to sell a specified number of Shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as an agent for the Selling Stockholders, to purchase as principal any unsold Shares at the price required to fulfill the broker-dealer commitment to the Selling Stockholders. Broker-dealers who acquire Shares as principal may thereafter resell such Shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, in negotiated transactions or otherwise at market prices prevailing at the time or sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such Shares commissions computed as described above.

     The Company has advised the Selling Stockholders that the anti-manipulative Rules 10b-6 and 10b-7 under the Exchange Act may apply to sales in the market, has furnished the Selling Stockholders with a copy of these Rules and has informed them of the possible need for delivery of copies of this Prospectus. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Act. Any commissions paid or any discounts or concessions allowed to any such broker-dealers, and, if any such broker-dealers purchase Shares as principal, any profits received on the resale of such Shares, may be deemed to be underwriting discounts and commissions under the Act.

     Upon the Company's being notified by the Selling Stockholders that any material arrangement has been entered into with a broker-dealer of the sale of Shares through a cross or block trade, a supplemental prospectus will be filed under Rule 424(C) under the Act, setting forth the name of the participating broker-dealer(s), the number of Shares involved, the price at which such Shares were sold by the Selling Stockholders, the commission paid or discounts or concessions allowed by the Selling Stockholders to such broker-dealer(s), and where applicable, that such broker-dealer(s) did not conduct any investigation to verify the information set out in this Prospectus.

     Any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Act may be sold under that Rule rather than pursuant to this Prospectus.

     There can be no assurances that the Selling Stockholders will sell any or all of the shares of Common Stock offered hereunder.


                    INTERESTS OF NAMED EXPERTS AND COUNSEL


     No named Expert or Counsel has an interest in the Company with a fair market value that exceeds $50,000.


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE


     The following documents listed in (I) through (iv) below are incorporated by reference in this Prospectus.

          (i) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1995, as filed with the Commission under the Exchange Act.

          (ii) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995, as filed with the Commission under the Exchange Act.

          (iii) The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1995, as filed with the Commission under the Exchange Act.

          (iv) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, as filed with the Commission under the Exchange Act.

          (v) The description of securities to be registered contained in the Registration Statement filed with the Commission on Form 8-A under the Exchange Act on July 12, 1991, including any amendment or reports filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the effective date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all the securities offered hereby have been sold, or deregistering all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

                                INDEMNIFICATION


     The Company's Restated Certificate of Incorporation, as amended (the "Certificate") and its By-laws provide for the elimination of Directors' liability for monetary damages arising from a breach of certain fiduciary obligations and for the indemnification of Directors, officers and agents to the full extent permitted by the Delaware General Corporation Law ("DGCL"). These provisions generally provide for indemnification in the absence of gross negligence or willful misconduct and cannot be amended without the affirmative vote of a majority of the outstanding shares of the Company's Common Stock entitled to vote thereon.

     Insofar as indemnification for liabilities arising under the Act may be permitted to Directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

- --------------------------------------------------------------------------------

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING STOCKHOLDERS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

     THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH THIS PROSPECTUS RELATES OR AN OFFER TO OR SOLICITATION OF ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     There are hereby incorporated by reference in this Registration Statement, and specifically made a part hereof, the following documents heretofore filed by Harmony Holdings, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"):

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1995, as filed with the Commission under the Exchange Act.

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995, as filed with the Commission under the Exchange Act.

     (c) The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1995, as filed with the Commission under the Exchange Act.

     (d) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, as filed with the Commission under the Exchange Act.

     (e) The description of securities to be registered contained in the Registration Statement filed with the Commission on Form 8-A under the Exchange Act on July 12, 1991, including any amendment or reports filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the effective date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all the securities offered hereby have been sold, or deregistering all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.   DESCRIPTION OF SECURITIES

     The class of securities offered pursuant to this Registration Statement, the Company's Common Stock, is registered under Section 12(g) of the Exchange Act.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

     No Named Expert or Counsel has an interest in the Company with a fair market value that exceeds $50,000.


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The DGCL permits a corporation to indemnify officers, directors, employees and agents for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, which they had no reasonable cause to believe was unlawful. The DGCL provides that a corporation may advance expenses of defense (upon receipt of a written undertaking to reimburse the corporation if indemnification is not appropriate) and must reimburse a successful defendant for expenses, including attorneys' fees, actually and reasonably incurred, and permits a corporation to purchase and maintain liability insurance for its directors and officers. The DGCL provides that indemnification may not be made for any claim, issue or matter as to which a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation, unless and only to the extent a court determines that the person is entitled to indemnity for such expenses as the court deems proper.

     Section 102(b)(7) of the DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach or alleged breach of directors' fiduciary "duty of care". Section 102(b)(7) has no effect on a director's liability for: (a) breach of the director's duty of loyalty; (b) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (C) a corporation's illegal payment of dividends; and (d) approval of any transaction from which the director derives an improper personal benefit. Pursuant to this Delaware statute, Article VII of the Company's Restated Certificate of Incorporation provides that, with certain exceptions, no director of the Company shall be liable to the company for monetary damages as a result of certain breaches of his fiduciary duties as a director. This limitation of liability provision does not eliminate a stockholder's right to seek nonmonetary, equitable remedies in order to redress action taken by directors.

     The Company's By-laws provide that each person who is involved in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, will be indemnified by the Company to the full extent permitted by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted prior to such amendment) or by other applicable laws then in effect.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.   EXHIBITS

Exhibit Number            Description of Exhibit
- --------------            ----------------------
    4-1          Stock Option Plan of Harmony Holdings, Inc., filed as Exhibit
                 10.1 to the Company's Registration Statement on Form S-1
                 (Registration No. 33-42193), is hereby incorporated by
                 reference.

    4-2          Form of Incentive Stock Option Agreement, filed as Exhibit 10.2 to the Company's Registration Statement on Form S-1
                 (Registration No. 333-2648), is hereby incorporated by reference.

    4-3          Form of Non-Qualified Stock Option Agreement, filed as Exhibit
                 10.3 to the Company's Registration Statement on Form S-1
                 (Registration No. 333-2648), is hereby incorporated by reference.

    5            Opinion of Haskell Slaughter & Young, L.L.C.

   10-1 Settlement Agreement and Mutual General Release of All Claims, dated February 12, 1996, between the Company and Gary Horowitz.

   10-2          Consulting Agreement, dated February 12, 1996, between the
                 Company and Gary Horowitz.

   10-3          Stock Option Agreement, dated February 12, 1996, between the
                 Company and Gary Horowitz.

   23-1 Consent of BDO Seidman, LLP. See pages immediately following signature pages to this Registration Statement.

   23-2 Consent of Coopers & Lybrand, LLP. See pages immediately following signature pages to this Registration Statement.

   23-3 Consent of Haskell Slaughter & Young, L.L.C. (contained in the opinion of counsel filed as Exhibit 5 to this Registration
                 Statement).

   28 Power of Attorney (set forth on the signature page of this Registration Statement).

ITEM 9.   UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or, otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on July 19, 1996.


                                     HARMONY HOLDINGS, INC.


                                     By    /s/ Harvey Bibicoff
                                        ---------------------------
                                               Harvey Bibicoff
                                         Chairman of the Board and
                                          Chief Executive Officer

           KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harvey Bibicoff and Brian Rackohn, and each or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statements relating to the offering to which this Registration Statement relates, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature                                    Title                              Date
       ---------                                    -----                              ----

 /s/ Harvey Bibicoff                      Chairman of the Board                      July 19, 1996
- ----------------------                 and Chief Executive Officer
     Harvey Bibicoff


 /s/ Brian Rackohn                    Secretary and Chief Financial Officer          July 19, 1996
- -----------------------            (Principal Financial and Accounting Officer)
     Brian Rackohn

 /s/ Harry Shuster                                Director                           July 19, 1996
- -----------------------
     Harry Shuster

/s/ Ivan Berkowitz                                Director                           July 19, 1996
- -----------------------
    Ivan Berkowitz


                                 EXHIBIT INDEX

EXHIBIT                                                                         PAGE
NUMBER                           DESCRIPTION OF EXHIBIT                        NUMBER
- -------                          ----------------------                        ------
     4-1         Stock Option Plan of Harmony Holdings, Inc., filed as
                 Exhibit 10.1 to the Company's Registration Statement on
                 Form S-1 (Registration No. 33-42193), is hereby
                 incorporated by reference.

     4-2         Form of Incentive Stock Option Agreement, filed as
                 Exhibit 10.2 to the Company's Registration Statement on
                 Form S-1 (Registration No. 333-2648), is hereby incorporated by reference.

     4-3         Form of Non-Qualified Stock Option Agreement, filed as
                 Exhibit 10.3 to the Company's Registration Statement on
                 Form S-1 (Registration No. 333-2648), is hereby incorporated by reference.

      5          Opinion of Haskell Slaughter & Young, L.L.C.                    9

    10-1         Settlement Agreement and Mutual General Release of All         11
                 Claims, dated February 12, 1996, between the Company
                 and Gary Horowitz.

    10-2         Consulting Agreement, dated February 12, 1996, between         15
                 the Company and Gary Horowitz.

    10-3         Stock Option Agreement, dated February 12, 1996,               17
                 between the Company and Gary Horowitz.

    23-1         Consent of BDO Seidman, LLP.  See pages immediately             6
                 following signature pages to this Registration Statement.

    23-2         Consent of Coopers & Lybrand, LLP.  See pages                   7
                 immediately following signature pages to this Registration
                 Statement.

    23-3 Consent of Haskell Slaughter & Young, L.L.C. (contained in the opinion of counsel filed as Exhibit 5 to this Registration
                 Statement).

     28 Power of Attorney (set forth on the signature page of this Registration Statement).